Exhibit 1.01

Conflict Minerals Report

 ABB Ltd

For the year ended December 31, 2021

This Conflict Minerals Report (CMR) of ABB Ltd for the calendar year 2021 has been prepared pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1” or the “Rule”). The Rule was adopted by the United States Securities and Exchange Commission (SEC) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of such products. Conflict minerals are defined as cassiterite, columbite-tantalite and wolframite, and their derivatives, which are limited to tin, tantalum and tungsten, as well as gold (3TG). These requirements apply to SEC registrants whatever the geographic origin of the conflict minerals and whether or not they fund armed conflict.

The functionality of a substantial portion of our global product portfolio relies on the use of direct materials, especially electronic components, which include amounts of tin, tantalum, tungsten or gold (necessary conflict minerals). If a registrant can establish that their necessary conflict minerals originated from sources other than from a covered country1, or are from recycled or scrap sources, they must submit a Form SD which describes their determination and the Reasonable Country of Origin Inquiry (RCOI) performed.

If a registrant has reason to believe that any of the conflict minerals in their supply chain may have originated in the covered countries and are not from recycled or scrap sources, or if they are unable to determine the country of origin of those conflict minerals, then the registrant must exercise due diligence on the conflict minerals’ source and chain of custody. The registrant must submit a Form SD together with a CMR annually to the SEC that includes a description of those due diligence measures.

Numerous terms in this report are defined in Rule 13p-1 and the associated Form SD and the reader is invited to refer to those sources. The report presented herein is not audited. The content of any website referred to in this report is included for general information only and is not incorporated by reference in this Report.

Section 1: Due diligence framework

In accordance with Rule 13p-1, we undertook due diligence efforts, including the RCOI described in the associated Form SD, to determine whether the 3TG in our products originated from sources (e.g. suppliers, smelters, refiners, mines) that did not or do not directly or indirectly finance or benefit armed groups in the covered countries. We designed our due diligence measures to be in conformity, in all material respects, with the internationally recognized due diligence framework set forth in the Organisation for Economic Cooperation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition (2016) (the OECD Framework) and related supplements and its five-step framework.

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1 The Democratic Republic of the Congo and its adjoining countries (Angola, Burundi, Republic of the Congo, Central African Republic, Rwanda, South Sudan, Tanzania, Uganda, or Zambia).

Section 2: Due diligence measures undertaken

Our due diligence measures to identify the sources of 3TG contained in our products continue to progress and improve. In 2021, our due diligence efforts concentrated on selecting a focused list of relevant suppliers and improving the quality of the supplier responses while maintaining the other existing company-wide measures. Our customized supply chain systems permit us to identify our suppliers of 3TG and therefore increase the efficiency of the RCOI process. Our due diligence efforts included the following five steps, consistent with the OECD Framework:

Step 1: Establish strong company management systems

We undertook the following measures to establish strong company management systems per Step 1 of the OECD Framework:

Our commitment

•         We continued to promote awareness of the conflict minerals program within ABB through a number of channels including targeted communications to specific employee groups as well as the maintenance of articles and videos on the Company’s intranet.

•         We maintained an external website dedicated to material compliance, including a statement on our position on conflict minerals. The “ABB Policy on Conflict Minerals” with respect to the sourcing of 3TG is published online at https://global.abb/group/en/about/supplying/material-compliance/conflict-minerals-policy.

Supplier Engagement

•         We maintained and communicated our “Supplier Code of Conduct” which requires our suppliers to implement a policy regarding conflict minerals, to exercise due diligence in investigating the source of these minerals, and to respond in a timely manner to ABB’s requests for evidence of their compliance with these requirements.

•         As part of our supplier onboarding and evaluation process, we invite all new suppliers to take an ABB-specific web-based training course on conflict minerals that covers the highlights of the relevant law and the importance of ethical sourcing to the industry and communicates ABB’s policy on conflict minerals. The training also includes guidance for our suppliers on how to complete the Conflict Minerals Reporting Template (CMRT) as developed and issued by the Responsible Minerals Initiative (RMI) of the Responsible Business Alliance (RBA) and the Global eSustainability Initiative (GeSI). In addition, all new suppliers are required to make an initial conflict minerals self-assessment which indicates if the supplier has taken this training course or an equivalent training.

•         We require suppliers to adhere to the “ABB General Terms and Conditions for Purchase of Goods” which requires our suppliers to provide requested information regarding the use of 3TG in their products supplied to ABB. In addition (as described on our website), these terms and conditions require our suppliers to:

○        work towards ensuring that they do not have 3TG sourced from conflict mines in products supplied to ABB,

○        comply with the ABB Supplier Code of Conduct, including the sections relating to conflict minerals compliance,

○        take the necessary steps to demonstrate that any 3TG contained in the products supplied to ABB do not originate from mines that support or fund conflict within the covered countries, and

○        extend their search further down their supply chain, if necessary, to determine the source of specified minerals.

•         For suppliers who continued to provide us with inaccurate or incomplete responses we enhanced our supplier due diligence process by providing these suppliers with additional training in the form of webinars and other follow-up communications to assist in improving the response quality of such suppliers.

Internal Management Systems

•         Within our global organization, our operating businesses are directly responsible for executing our conflict minerals activities with support from a central project management team including representatives from legal and finance. The representatives from each of our operating businesses come from various backgrounds and have access to the full resources within their respective businesses, including the research and development, the engineering and the production departments. During 2021, managers from each of the group’s four businesses were responsible for the execution of the program. The program was overseen by a cross-functional Steering Committee and sponsored at the Group Executive Committee level.

•         We provide ABB-specific web-based training courses to relevant employees. These are customized for specific employee groups (management, buyers, engineering, research and development, product sales and other). Each operating business’s conflict minerals leader identifies key conflict minerals personnel to undergo mandatory training on conflict minerals.

Company Level Grievance Mechanism

•         We maintained our company-wide integrity reporting channels, such as the ABB Business Ethics Helpline, which is available for the reporting of any violations of our Supplier Code of Conduct including in relation to conflict minerals. The service provides a grievance mechanism and is maintained by an independent third party. It can be used by ABB employees as well as parties outside ABB, such as suppliers. The service allows for online reporting at www.compliancestakeholder.com and also provides a country-specific telephone number if this method of reporting is preferred.

Step 2: Identify and assess risks in the supply chain

To identify risks in the supply chain, we performed the following:

Use best efforts to identify the smelters/refiners in the supply chain

In 2021, we aimed to identify the smelters/refiners in our supply chain through the survey of approximately 2,900 relevant suppliers as described below. These suppliers identified 339 smelters/refiners of 3TG that were potentially in their supply chains. Our list of these smelters/refiners is included in Annex I, including a summary of their validation status under RMI’s Responsible Minerals Assurance Process (RMAP).

Identify the scope of the risk assessment of the 3TG supply chain

In 2021, we utilized our customized systems to track the link between the components purchased from our suppliers and our products allowing us to make a focused selection of the relevant suppliers of 3TG. Purchased components were evaluated, using ABB experts, including product engineers, material experts and research and development personnel, to determine if the component was likely to contain 3TG. These identified components were then categorized into different levels of risk, depending on the likelihood of 3TG content, the volume of transactions with the supplier and the total value of the components purchased. Based on these evaluations, and the enhanced data available from our information systems, we identified the relevant suppliers and prioritized which suppliers to survey, focusing on the highest-risk suppliers in terms of 3TG content and amount of products purchased. These suppliers were surveyed using the CMRT, as part of the RCOI described in Form SD.

Assess whether the suppliers have carried out all the elements of due diligence for responsible supply chains of 3TG from conflict-affected and high-risk areas

We have a structured process to send and receive supplier surveys, follow up on non-responses, summarize survey results, and identify and respond to red flags. Using the CMRT, we surveyed the selected suppliers to gather information about smelters/refiners in their supply chain and provide us with a list of those smelters/refiners. For most of our businesses, we have a dedicated team, in a global shared service center, who reviews the completeness of supplier responses and assesses whether suppliers appeared to have carried out their own appropriate supply chain due diligence. The review team assesses each response for “red flags” (as described in the OECD Framework) and then further assesses the completeness of the supplier response. To perform the survey process, one of our businesses utilizes a third-party service provider.

Our review process assessed the completeness and accuracy of the list of smelters/refiners provided in the survey responses. This included verifying the name and smelter status by checking against the Smelter Look-up tab list of the RMI’s CMRT and the RMI’s Conformant Smelter List.

Although the suppliers who responded to our survey were able to provide us with a list of the original smelters/refiners they identified as being used to process 3TG contained in their products, most of our suppliers were unable to identify and represent which smelters/refiners were specifically used for 3TG in the products or materials supplied to ABB. Our list of smelters/refiners identified to be processing or refining 3TG in our products is based on the responses received from our suppliers.

Where suppliers did not respond to the initial survey request, additional follow-up inquiries were made. Follow-up inquiries were also made on incomplete or inconsistent supplier responses, requesting additional information or clarification. In certain cases, the follow up was made by product buyers, who worked with suppliers to try to resolve insufficient responses.

For completed surveys, responses were evaluated against a pre-defined list of red flags to determine what corrective action, if any, was required for the identified risk. A corrective action plan was implemented for the identified red flags, including insufficient responses. Ultimately, the corrective action could include the discontinuation of sourcing from a supplier. Our red flag review process is based on guidance from the OECD Framework. When evaluating ongoing supplier relationships, the conflict minerals compliance status of the supplier was considered when determining the continued us of a supplier.

Step 3: Design and implement a strategy to respond to identified risks

Report findings to designated senior management

Throughout the supplier survey process, a management reporting dashboard was available to the conflict minerals senior management team on a real-time basis. This provided timely summary statistics on the supplier survey responses as well as the status of our overall risk assessment process. The dashboard also provided a summary of the number of responses requiring an escalation process to resolve response deficiencies or address identified red flags. The content of the dashboard was reviewed regularly by a central project team including a review of the progress on addressing responses subject to escalation. These results were reported to the Steering Committee which evaluated the appropriateness of risk mitigation measures.

Devise and adopt a risk management plan

In 2021, we contacted our suppliers who were identified to be sourcing 3TG from high-risk smelters/refiners. We sent each such supplier a letter requesting them: (1) to confirm whether the identified high-risk smelters/refiners are in their supply chain and if materials from the identified high-risk smelters/refiners were in products supplied to ABB, (2) to encourage these smelters/refiners to participate in RMI’s RMAP, and (3) to develop a plan to remove any identified high-risk smelters/refiners from their supply chain if those smelters/refiners refuse to participate in the RMI’s RMAP.

Step 4: Carry out independent third-party audit of smelter/refiner due diligence practices

We are a downstream consumer of 3TG. Generally, we do not purchase raw minerals or ores, and are normally several steps removed from smelters/refiners within our supply chain. Therefore, we do not perform direct audits of those smelters/refiners. We do support the RBA and GeSI’s RMI which is a measure contemplated by the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, the internationally recognized standard on which our Company’s systems (described in Step 1 above) are based. The data on which we relied for certain statements in this CMR was obtained through our membership in the RMI, using the Reasonable Country of Origin Inquiry report for member “ASEA”.

Step 5: Report annually on supply chain due diligence

This report and the associated Form SD are available online at https://global.abb/group/en/investors  under “Quarterly results & annual reports”, “2021”, “SEC & XBRL filings”.

Section 3: Results of due diligence

In 2021, we received and accepted completed reporting templates from 89% of our surveyed suppliers (85% in 2020). The higher acceptance rates reflect the improvements in our supplier engagement efforts and escalation of non-responsive suppliers to the appropriate levels when needed.

Our suppliers are generally several tiers removed from the smelters/refiners of raw materials within their supply chain, and therefore have challenges in performing their due diligence. As a result, the information provided by our suppliers is often incomplete or is not verified, and we are therefore unable to verify with certainty the source and chain of custody of all the 3TG minerals in our supply chain.

In 2021, our supplier responses identified 339 smelters/refiners as being the source of 3TG in their products (333 in 2020). The complete lists of identified smelters/refiners are included in Annex I of this CMR. However, the suppliers only provided the country of origin of the 3TG in a limited number of cases. We obtained further sourcing information through our membership in the RMI which allows us access to the names of the countries of origin for 3TG processed by certain smelters/refiners.

The following table provides the number of smelters/refiners identified in our supply chain.

Identified Smelters/Refiners
	RMAP Conformant Smelters/Refiners(1)		RMAP Participating Smelters/Refiners(2)		Other Smelters/Refiners(3)		Total identified
	2020	2021	2020	2021	2020	2021	2020	2021
Gold	108	102	6	6	58	65	172	173
Tantalum	37	35	-	-	-	-	37	35
Tin	54	55	12	9	12	17	78	81
Tungsten	38	42	6	4	2	4	46	50
Total	237	234	24	19	72	86	333	339

(1)      Audited and have been found to be conformant with the RMI’s Responsible Minerals Assurance Process (RMAP conformant).

(2)      In the process of being audited (RMAP Active). This category also includes smelters and refiners who are in communication but have not commenced the validation audit.

(3)      Have not commenced the RMAP validation audit.

Through our continued interaction with the RMI, we benefited from their activities, including their efforts to validate smelters as ‘RMAP conformant’ in line with current global standards. The percentage of the identified smelters/refiners which were designated as RMAP conformant in 2021 is 69% compared to 71% in 2020. The generally high percentage of RMAP conformant smelters/refiners reflects the strong participation of smelters/refiners in the RMI/RMAP audit process.

We have not been able to determine the conflict status for all smelters/refiners used in our supply chain. However, based on the information that we have received from our suppliers, we have not identified any smelters/refiners in our supply chain which are known to be sourcing 3TG that directly or indirectly finances or benefits armed groups in the covered countries.

As allowed by the Statement on the Effect of the Recent Court of Appeals Decision on the Conflict Minerals Rule, issued by the SEC on April 29, 2014, ABB has not described its products as “DRC conflict free” or “having not been found to be ‘DRC conflict free’”.

Section 4: Continuous improvement efforts to mitigate risk

During 2022, we plan to take the following steps as part of our conflict minerals due diligence program:

•         continue to work with suppliers to explain smelter and refinery OECD-aligned audit status for responsible sourcing as well as encouraging suppliers to work directly with smelters and refiners,

•         provide additional Conflict Minerals training and continuous support throughout the year for queries related to responsible sourcing and conflict minerals requirements,

•         inform suppliers about the changes in the RMI smelters status during the program,

•         continue to support the RMI and the membership initiatives to work with smelters and refiners to have them undergo the OECD-aligned audit for responsible sourcing,

•         conduct smelter and refiner visits to provide face-to-face support,

•         continue to lead the RMI Asia smelter engagement team and the gold outreach in India which involves working with gold refiners in India to educate and encourage them to undergo OECD-aligned responsible sourcing audits,

•         continue to follow OECD due diligence guidance and attend industry events to support responsible sourcing,

•         engage with suppliers reporting non-conformant smelters and refiners so as to encourage them to work with their upstream supply chain for a mission towards responsible sourcing,

•         encourage businesses internally to work with suppliers that consistently report non-conformant smelters or refiners,

•         continue to perform due diligence on our cobalt supply chain and work with cobalt refiners directly, where possible.

Section 5: Independent audit

                As ABB has not concluded on the DRC conflict status for any of its products, this CMR does not require an independent private sector audit.

Annex I – Lists of smelters/refiners

The lists of smelters/refiners were produced by consolidating information we have received from our suppliers. We have provided conflict minerals training to our suppliers and independently verified the status of the smelters/refiners using RMI and other data, but we cannot guarantee that the data we have been provided is accurate or complete. In most cases suppliers have not been able to confirm that these smelters/refiners have been used in the products they have supplied to us because they were not able to provide their CMRTs at the product level. Therefore it is possible that the lists contain smelters/refiners which were not used to process 3TG contained in our products.

We generally do not have direct business relationships with any of the smelters/refiners listed below. In general, we are several tiers removed from smelters/refiners and therefore unable to exert direct influence over smelters/refiners. Due to the size of our supplier base and the complexity of global supply chains, we are also unable to clearly trace at what stage individual smelters/refiners enter the supply chain of our direct suppliers.

RMAP conformant smelters/refiners

Metal	Smelter Name	Country
Gold	L'Orfebre S.A.	Andorra
Gold	Western Australian Mint (T/a The Perth Mint)	Australia
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Marsam Metals	Brazil
Gold	Asahi Refining Canada Ltd.	Canada
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Royal Canadian Mint	Canada
Gold	Planta Recuperadora de Metales SpA	Chile
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Heraeus Metals Hong Kong Ltd.	China
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	Jiangxi Copper Co., Ltd.	China
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Shandong Gold Smelting Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	SAFINA A.S.	Czechia
Gold	SAAMP	France
Gold	Agosi AG	Germany
Gold	Aurubis AG	Germany
Gold	C. Hafner GmbH + Co. KG	Germany

Metal	Smelter Name	Country
Gold	DODUCO Contacts and Refining GmbH	Germany
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Germany GmbH Co. KG	Germany
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Bangalore Refinery	India
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	8853 S.p.A.	Italy
Gold	Chimet S.p.A.	Italy
Gold	Italpreziosi	Italy
Gold	Safimet S.p.A	Italy
Gold	T.C.A S.p.A	Italy
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Asahi Pretec Corp.	Japan
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Chugai Mining	Japan
Gold	Dowa	Japan
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Japan Mint	Japan
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Yamakin Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Kazzinc	Kazakhstan
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	DSC (Do Sung Corporation)	Korea, Republic of
Gold	Korea Zinc Co., Ltd.	Korea, Republic of
Gold	LS-NIKKO Copper Inc.	Korea, Republic of

Metal	Smelter Name	Country
Gold	LT Metal Ltd.	Korea, Republic of
Gold	NH Recytech Company	Korea, Republic of
Gold	Samduck Precious Metals	Korea, Republic of
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of
Gold	Torecom	Korea, Republic of
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Gold	REMONDIS PMR B.V.	Netherlands
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	SEMPSA Joyeria Plateria S.A.	Spain
Gold	Boliden AB	Sweden
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Cendres + Metaux S.A.	Switzerland
Gold	Metalor Technologies S.A.	Switzerland
Gold	PAMP S.A.	Switzerland
Gold	PX Precinox S.A.	Switzerland
Gold	Valcambi S.A.	Switzerland
Gold	Singway Technology Co., Ltd.	Taiwan, Province of China
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province of China
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Istanbul Gold Refinery	Turkey
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	Advanced Chemical Company	United States of America
Gold	Asahi Refining USA Inc.	United States of America
Gold	Geib Refining Corporation	United States of America
Gold	Kennecott Utah Copper LLC	United States of America
Gold	Materion	United States of America
Gold	Metalor USA Refining Corporation	United States of America
Gold	United Precious Metal Refining, Inc.	United States of America
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Tantalum	AMG Brasil	Brazil
Tantalum	Mineracao Taboca S.A.	Brazil
Tantalum	Resind Industria e Comercio Ltda.	Brazil

Metal	Smelter Name	Country
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Tantalum	NPM Silmet AS	Estonia
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	TANIOBIS GmbH	Germany
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	TANIOBIS Japan Co., Ltd.	Japan
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	KEMET de Mexico	Mexico
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	TANIOBIS Co., Ltd.	Thailand
Tantalum	D Block Metals, LLC	United States of America
Tantalum	Global Advanced Metals Boyertown	United States of America
Tantalum	H.C. Starck Inc.	United States of America
Tantalum	QuantumClean	United States of America
Tantalum	Telex Metals	United States of America
Tin	Metallo Belgium N.V.	Belgium
Tin	EM Vinto	Bolivia (Plurinational State of)
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State of)
Tin	Estanho de Rondonia S.A.	Brazil
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	Mineracao Taboca S.A.	Brazil

Metal	Smelter Name	Country
Tin	Resind Industria e Comercio Ltda.	Brazil
Tin	Soft Metais Ltda.	Brazil
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Jiangxi New Nanshan Technology Ltd.	China
Tin	Ma'anshan Weitai Tin Co., Ltd.	China
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Serumpun	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	PT Menara Cipta Mulia	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Rajawali Rimba Perkasa	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Timah Tbk Kundur	Indonesia
Tin	PT Timah Tbk Mentok	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	Dowa	Japan
Tin	Mitsubishi Materials Corporation	Japan
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Minsur	Peru
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Fenix Metals	Poland
Tin	Novosibirsk Processing Plant Ltd.	Russian Federation
Tin	Luna Smelter, Ltd.	Rwanda

Metal	Smelter Name	Country
Tin	CRM Synergies	Spain
Tin	Metallo Spain S.L.U.	Spain
Tin	Rui Da Hung	Taiwan, Province of China
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	Thaisarco	Thailand
Tin	Alpha	United States of America
Tin	Metallic Resources, Inc.	United States of America
Tin	Tin Technology & Refining	United States of America
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Viet Nam
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Cronimet Brasil Ltda	Brazil
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	China Molybdenum Tungsten Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	Hubei Green Tungsten Co., Ltd.	China
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	KGETS Co., Ltd.	Korea, Republic of

Metal	Smelter Name	Country
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation
Tungsten	Moliren Ltd.	Russian Federation
Tungsten	Unecha Refractory metals plant	Russian Federation
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province of China
Tungsten	Global Tungsten & Powders Corp.	United States of America
Tungsten	Kennametal Fallon	United States of America
Tungsten	Kennametal Huntsville	United States of America
Tungsten	Niagara Refining LLC	United States of America
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam
Tungsten	Masan High-Tech Materials	Viet Nam

RMAP participating smelters/refiners

Metal	Smelter Name	Country
Gold	C.I Metales Procesados Industriales SAS	Colombia
Gold	Sancus ZFS (L'Orfebre, SA)	Colombia
Gold	WEEEREFINING	France
Gold	Augmont Enterprises Private Limited	India
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India
Gold	Alexy Metals	United States of America
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil
Tin	Super Ligas	Brazil
Tin	CV Venus Inti Perkasa	Indonesia
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT Masbro Alam Stania	Indonesia
Tin	PT Mitra Sukses Globalindo	Indonesia
Tin	PT Sukses Inti Makmur	Indonesia
Tin	PT Timah Nusantara	Indonesia
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil
Tungsten	NPP Tyazhmetprom LLC	Russian Federation
Tungsten	OOO "Technolom" 1	Russian Federation
Tungsten	OOO "Technolom" 2	Russian Federation

Other smelters/refiners

Metal	Smelter Name	Country
Gold	ABC Refinery Pty Ltd.	Australia
Gold	Industrial Refining Company	Belgium
Gold	Value Trading	Belgium
Gold	Guangdong Jinding Gold Limited	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
Gold	Lingbao Gold Co., Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Refinery of Seemine Gold Co., Ltd.	China
Gold	Shandong Humon Smelting Co., Ltd.	China
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	Gold Coast Refinery	Ghana
Gold	CGR Metalloys Pvt Ltd.	India
Gold	Emerald Jewel Industry India Limited (Unit 1)	India
Gold	Emerald Jewel Industry India Limited (Unit 2)	India
Gold	Emerald Jewel Industry India Limited (Unit 3)	India
Gold	Emerald Jewel Industry India Limited (Unit 4)	India
Gold	JALAN & Company	India
Gold	Kundan Care Products Ltd.	India
Gold	MD Overseas	India
Gold	Sai Refinery	India
Gold	Shirpur Gold Refinery Ltd.	India
Gold	Sovereign Metals	India
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	HwaSeong CJ CO., LTD.	Korea, Republic of
Gold	Samwon Metals Corp.	Korea, Republic of
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	Modeltech Sdn Bhd	Malaysia

Metal	Smelter Name	Country
Gold	Sellem Industries Ltd.	Mauritania
Gold	Caridad	Mexico
Gold	Morris and Watson	New Zealand
Gold	K.A. Rasmussen	Norway
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Novosibirsk Refinery	Russian Federation
Gold	JSC Uralelectromed	Russian Federation
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	L'azurde Company For Jewelry	Saudi Arabia
Gold	AU Traders and Refiners	South Africa
Gold	Sudan Gold Refinery	Sudan
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province of China
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	African Gold Refinery	Uganda
Gold	Dijllah Gold Refinery FZC	United Arab Emirates
Gold	Fujairah Gold FZC	United Arab Emirates
Gold	International Precious Metal Refiners	United Arab Emirates
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Abington Reldan Metals, LLC	United States of America
Gold	Metallix Refining Inc.	United States of America
Gold	Pease & Curren	United States of America
Gold	QG Refining, LLC	United States of America
Gold	Sabin Metal Corp.	United States of America
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China
Tin	Precious Minerals and Smelting Limited	India
Tin	PT Belitung Industri Sejahtera	Indonesia

Metal	Smelter Name	Country
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	Modeltech Sdn Bhd	Malaysia
Tin	Pongpipat Company Limited	Myanmar
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy JSC	Viet Nam
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	VQB Mineral and Trading Group JSC	Viet Nam
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Artek LLC	Russian Federation
Tungsten	LLC Vostok	Russian Federation

Based on country of origin information provided by the RMI for RMAP conformant processing facilities, countries of origin of the 3TG in our products may include:
Argentina	Guatemala	Portugal
Armenia	Guinea	Russian Federation
Australia	Guyana	Rwanda
Austria	Honduras	Saudi Arabia
Azerbaijan	India	Senegal
Belgium	Indonesia	Serbia
Benin	Ivory Coast	Sierra Leone
Bolivia	Japan	Singapore
Botswana	Kazakhstan	Slovakia
Brazil	Kenya	Solomon Islands
Bulgaria	Kyrgyzstan	South Africa
Burkina Faso	Laos	South Korea
Burundi	Liberia	Spain
Canada	Madagascar	Sudan
Chile	Malaysia	Suriname
China	Mali	Swaziland
Colombia	Mauritania	Sweden
Congo, Democratic Republic of the	Mexico	Taiwan (Chinese Taipei)
Costa Rica	Mongolia	Tajikistan
Cuba	Montenegro	Tanzania
Cyprus	Morocco	Thailand
Dominican Republic	Mozambique	Turkey
Ecuador	Myanmar	Uganda
Eritrea	Namibia	United Kingdom
Ethiopia	New Zealand	United States of America
Fiji	Nicaragua	Uruguay
Finland	Niger	Uzbekistan
France	Nigeria	Venezuela
French Guiana	Oman	Vietnam
Georgia	Papua New Guinea	Zambia
Germany	Peru	Zimbabwe
Ghana	Philippines